Exhibit 99.2

FOR IMMEDIATE RELEASE	CONTACT:	Rodney Carter, Senior Vice President and Chief Financial Officer Phone: (858) 202-7848

PETCO Provides Update on Internal Review

SAN DIEGO, April 29, 2005 — PETCO Animal Supplies, Inc. (NASDAQ: PETC) today provided an update on the internal review, first announced on April 15, 2005, into errors involving the under-accrual of expenses in the Company’s Distribution Operation:

•	PETCO and its independent professional advisors are finalizing their review, in connection with the preparation of its consolidated financial statements for 2004 and the audit of those statements. In addition, the Company is completing its evaluation of internal control deficiencies under the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002.

•	While this comprehensive review is being completed, PETCO will require additional time to file its annual report on Form 10-K for the fiscal year ended January 29, 2005 (the “2004 Form 10-K”). The Company expects to file the 2004 Form 10-K within the next few weeks.

•	Based upon its internal analysis and the adjustments identified to date with its independent registered public accounting firm, the Company believes that a restatement of its prior period financial results will not be necessary, and that these adjustments will be recorded in the fourth quarter of fiscal 2004.

PETCO noted that while the comprehensive review is not yet complete, at this time, the previously communicated aspects of the internal review remain unchanged:

•	The review to date continues to reflect that the errors in under-accruals remain limited to the Company’s Distribution Operation. Internal controls, including policies, responsibilities and practices regarding Distribution Operation expenses, have been changed and strengthened to address these issues.

•	The Company’s previous estimates regarding the anticipated reduction of net earnings for the fourth quarter 2004 and fiscal 2005 remain unchanged.

About PETCO Animal Supplies, Inc.

PETCO is a leading specialty retailer of premium pet food, supplies and services. PETCO’s vision is to best promote, through its people, the highest level of well being for companion animals, and to support the human-animal bond. PETCO generated net sales of more than $1.8 billion in fiscal 2004. It operates over 725 stores in 47 states and the District of Columbia, as well as a leading destination for on-line pet food and supplies at www.petco.com. Since its inception in 1999, The PETCO Foundation, PETCO’s non-profit organization, has raised more than $21 million in support of more than 2,500 non-profit grassroots animal welfare organizations around the nation.

Forward-looking Statements

Certain statements in this news release that are not historical fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including the possibility that, in finalizing year-end processes, PETCO may determine that it had a significant deficiency or material weakness in internal controls over financial reporting for fiscal 2004, which may cause the actual results of PETCO to be materially different from historical results or from any results expressed or implied by such forward-looking statements or that other facts may come to the Company’s attention which may result in a restatement of the Company’s financial statements. These and other factors, such as performance of new stores, ability to execute expansion strategy and sustain growth, debt levels, reliance on vendors and exclusive distribution arrangements, competition, integration of operations as a result of acquisitions, compliance with various state and local regulations and dependence on senior management, are discussed from time to time in the reports filed by PETCO with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended January 31, 2004.